EXECUTION VERSION


                        INDEMNIFICATION ESCROW AGREEMENT

            This INDEMNIFICATION ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of November ___, 2005, by and among National Investment Managers Inc., a Florida corporation ("Buyer"), American Benefit Resources, Inc., a Connecticut corporation ("Seller"), and JPMorgan Chase Bank, N.A., a federal bank, as escrow agent (the "Escrow Agent"). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

                                    RECITALS

            Buyer and Seller have entered into that certain Asset Purchase Agreement dated as of November 1, 2005 (the "Asset Purchase Agreement"), whereby Buyer proposes to acquire substantially all of the assets of Seller.

            In connection with the Asset Purchase Agreement, the Escrow Funds (as defined below) are to be held in escrow from which reimbursement is available to Buyer upon the terms and conditions of this Escrow Agreement and the Asset Purchase Agreement.

            NOW, THEREFORE, in consideration of the covenants set forth in this Escrow Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and the Escrow Agent hereby agree as follows:

ARTICLE I
                                 ESCROW ACCOUNT

      Section 1.1 Escrow Funds. Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall deposit, or cause to be deposited, with the Escrow Agent Eight Hundred Thousand Dollars ($800,000.00) (the "Escrow Funds"), via wire transfer of immediately available funds to a separate account maintained by the Escrow Agent (the "Indemnity Account"). The Escrow Agent agrees to hold the Escrow Funds in the separate Indemnity Account as described above and to administer the Indemnity Account and the Escrow Funds in accordance with this Escrow Agreement.

      Section 1.2 Investment; Periodic Statements. During the term of this Escrow Agreement, the Escrow Agent shall invest and reinvest the Escrow Funds in one of the following investments: (a) the JPMorgan 100% U.S. Treasuries Securities Money Market Fund - Premier Share Class, (b) JPMorgan Chase Bank, N.A. Money Market Account, (c) certificates of deposit of the Escrow Agent or
(d) treasury bills or other investments backed by the full faith and credit of the United States of America ("Treasuries"), in any such case with a remaining maturity at the time of investment not exceeding 30 days, or such other instruments as are mutually acceptable to Buyer, Seller and the Escrow Agent. In the absence of written instructions from Buyer and Seller, the Escrow Funds will be invested in a JPMorgan Chase Bank, N.A. Money Market Account.

            All investment orders involving Treasuries, commercial paper and other direct obligations will be executed through JPMorgan Fleming Asset Management ("JPMFAM"), in the investment management division of JPMorgan Chase Bank. Subject to the principles of best execution, transactions shall be effected on behalf of the Indemnity Account through broker-dealers selected by JPMFAM. In this regard, JPMFAM seeks to attain the best overall result for the Indemnity Account, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction, which fee will be a basis point charge in the interest rate paid on the respective investment, which will be net of such charge. The Escrow Agent shall provide Buyer and Seller with a notification providing transaction details for the Indemnity Account within five days of any securities transaction in that account. This notification shall be provided without any additional cost to Buyer and Seller.

            The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of Buyer and Seller to provide the Escrow Agent with investment instructions.

            Within 15 Business Days after the end of each calendar quarter during which the Escrow Agent is holding the Escrow Funds pursuant to this Escrow Agreement, commencing with the quarter ending December 31, 2005, the Escrow Agent shall provide to Buyer and Seller a statement detailing the total amount of the Escrow Funds, all transactions and investments involving the Escrow Funds, all earnings, interest and gains on the investment of the Escrow Funds (collectively "Earnings") and all disbursements made pursuant to Article II hereof, in each case during such calendar quarter. This statement shall be provided without any additional cost to Buyer or Seller.

                                   ARTICLE II
                 CLAIMS AGAINST AND RELEASE OF THE ESCROW FUNDS

      Section 2.1 Claims Against the Indemnity Account. The Escrow Agent shall release from the Indemnity Account and disburse the Escrow Funds (and any Earnings on the portion of Escrow Funds disbursed) to Buyer or Seller, as applicable, only as follows:

            (a) If the Final Net Liabilities (as finally determined pursuant to
Section 2.7 of the Asset Purchase Agreement) are greater than $3,660,000, but less than or equal to $3,760,000, the Escrow Agent shall disburse to Buyer the amount by which the Final Net Liabilities exceed $3,660,000 (and any Earnings thereon) (the "Adjustment Amount") upon receipt by the Escrow Agent of a certificate signed by Buyer and Seller (a "Joint Certificate") instructing the Escrow Agent to disburse the Adjustment Amount (and any Earnings thereon) to Buyer;

            (b) If, prior to the first anniversary of the date of the closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing Date"), any Buyer Indemnitee believes it is entitled to indemnification pursuant to Article VIII of the Asset Purchase Agreement for which it elects, or is required, under the Asset Purchase Agreement to make a claim against the Indemnity Account, Buyer shall deliver an Escrow Claim Notice pursuant to


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

Section 8.7(b)(i) of the Asset Purchase Agreement to the Escrow Agent and Seller. If, by 5:00 p.m., New York time, on the 30th day following receipt by Seller of an Escrow Claim Notice (the "Dispute Period"), neither Buyer nor the Escrow Agent has received a written statement from Seller (a "Dispute Notice") that Seller objects to the Escrow Claim (or the amount of Damages set forth in such Escrow Claim Notice) described in such Escrow Claim Notice, the Escrow Agent shall disburse to Buyer, a portion of the Escrow Funds (and any Earnings thereon) equal to the Damages specified in the Escrow Claim Notice. If, before the expiration of the Dispute Period, the Escrow Agent receives a Dispute Notice, the Escrow Agent shall (1) promptly forward a copy of the Dispute Notice to Buyer, (2) if applicable, disburse to the applicable Buyer Indemnitee a portion of the Escrow Funds (and any Earnings thereon) equal to the amount of Damages that are specifically set forth in such Dispute Notice not to be in dispute, if any and (3) continue to hold in the Indemnity Account an amount equal to any amounts that are being disputed, and the Escrow Agent shall not disburse any such amounts unless, until and only to the extent that the Escrow Agent (i) receives a Joint Certificate regarding the disbursement of funds from the Escrow Funds or (ii) is directed to make a disbursement by a court adjudicating such dispute (each, a "Payment Authorization") and any such disbursements shall be made in accordance with Sections 2.1(c) and (d). To the extent any party wishes to submit any dispute to adjudication, it shall do so in accordance with Section 4.7;

            (c) On the first anniversary of the Closing Date (the "Termination Date"), the amount of the Escrow Funds (and any Earnings thereon), to the extent not paid to Buyer or subject to a Dispute Notice, shall be paid to Seller. Notwithstanding the foregoing, if the Escrow Agent shall have received a Dispute Notice prior to the Termination Date with respect to a claim (an "Unresolved Claim") for which the Escrow Agent has not received a subsequent Payment Authorization (a "Claim Resolution Notice"), then on the Termination Date (i) the Escrow Agent shall retain a portion of the Escrow Funds sufficient for the payment of all Unresolved Claims, and (ii) the Escrow Agent shall release to Seller the portion of the Escrow Funds (and any Earnings thereon) not otherwise required to be retained in accordance with this Section 2.1(c);

            (d) Upon the receipt of a Claim Resolution Notice following the Termination Date, the Escrow Agent shall (i) release any portion of the Escrow Funds retained in respect of such Unresolved Claims (A) to Buyer in the amount, if any, set forth in the Claim Resolution Notice as payable to Buyer in respect of such Unresolved Claims, and (B) to Seller in the amount equal to the difference of the amount retained in respect of the Unresolved Claim less the amount payable to Buyer pursuant to clause (A) and (ii) if no other Unresolved Claims remain outstanding, release the remainder of the Escrow Funds (and any Earnings thereon) to Seller.

      Section 2.2 Distributions by the Escrow Agent. The Escrow Agent shall make all disbursements of the Escrow Funds and Earnings pursuant to Section 2.1 hereof within three Business Days following (a) the Escrow Agent's receipt of the requisite documentation specified in the applicable subsection of Section
2.1 hereof or (b) the expiration of the Dispute Period in the event the Escrow Agent has not received a Dispute Notice, respectively. The Escrow Agent shall make all disbursements via wire transfer of immediately available funds to accounts specified in writing by the party entitled to such disbursement. In all cases, any Joint Certificate, Payment Authorization or Claim Resolution Notice furnished to the Escrow Agent will provide the Escrow Agent with the specific dollar amounts to be disbursed to the entitled parties and the Escrow Agent will not have any responsibility for determining or calculating the amounts to be disbursed from the Escrow Funds.


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

      Section 2.3 Taxes. Upon execution of this Escrow Agreement, Buyer shall deliver to the Escrow Agent a fully executed Form W-8 or W-9 which shall include Buyer's certified tax identification number and Seller shall deliver to the Escrow Agent a fully executed Form W-8 or W-9 which shall include Seller's certified tax identification number. The Escrow Agent shall report any Earnings on Internal Revenue Service Form 1099 (or any other required Internal Revenue Service forms or tax returns) and the Escrow Agent shall withhold income tax from any such Earnings to the extent required by Law (and file any required Tax Returns) and deposit such amounts with the appropriate Governmental Authority as required by Law.

                                  ARTICLE III
                       MATTERS CONCERNING THE ESCROW AGENT

      Section 3.1 Fees and Expenses. The Buyer and Seller agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. Buyer, on the one hand, and Seller, on the other hand, shall each pay 50% of the fees of the Escrow Agent.

      Section 3.2 Limitation of the Escrow Agent's Liability. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. In all questions arising under this Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            3.2.1 The Buyer and the Seller (collectively referred to as the "Indemnitors") shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "Indemnitees") from all loss, liability or expense (including the fees and


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

expenses of in house or outside counsel) arising out of or in connection with
(i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Buyer or the Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder

      Section 3.3 Account Opening Information/TINs.

            3.3.1 IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW
ACCOUNT

For accounts opened in the US:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, Escrow Agent will ask for information that will allow it to identify relevant parties.

For non-US accounts:

To help in the fight against the funding of terrorism and money laundering activities, Escrow Agent is required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, Escrow Agent will ask for information that will allow it to identify relevant parties.

            3.3.2 TINs. The Buyer and the Seller each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS")or any other taxing authority is set forth in Schedule 1. Upon execution of this Agreement, the Buyer and Seller shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include the Buyer's and Seller's TIN. In addition, all interest or other income earned under the Escrow Agreement shall be allocated and/or paid as directed in a joint written direction of the Buyer and the Seller and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 2.2 hereof. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Buyer and the Seller. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.


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

      Section 3.4 Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Escrow Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Escrow Agreement. Such resignation shall take effect on the earlier of (i) a successor escrow agent being in place and (ii) thirty (30) days after such resignation is given to all parties hereto. In such event, Buyer and Seller may appoint a successor escrow agent. If Buyer and Seller fail to appoint a successor escrow agent within fifteen (15) days after receiving the Escrow Agent's written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with joint written instructions from Buyer and Seller as to the transfer of the Indemnity Account to a successor escrow agent.

      Section 3.5 Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Buyer's or Seller's executive officers, ("Executive Officers"), as applicable, which shall include the titles of Chief Executive Officer, Vice President, Secretary and Treasurer, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Buyer or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

                                   ARTICLE IV
                                  MISCELLANEOUS

      Section 4.1 Termination. This Escrow Agreement shall terminate on the later of (i) the date on which the Escrow Agent disburses all of the Escrow Funds and Earnings as provided herein and (ii) the first anniversary of the Closing Date.


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

      Section 4.2 Attorneys' Fees. In any action at law or suit in equity to enforce or interpret this Escrow Agreement or the rights of either the Buyer or the Seller hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred from either the Buyer or Seller, as applicable, in such action or suit. In all cases, Escrow Agent's attorney fees will be paid by the Buyer or Seller regardless.

      Section 4.3 Notices. All notices, consents, waivers, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed as follows:

      if to Buyer:                     National Investment Managers Inc.
                                       830 Third Avenue, 14th Floor
                                       New York, New York 10022
                                       Attention: Richard E Stierwalt
                                       Fax: (212) 581-7010


      with copies to:                  Cohen Tauber Spievack & Wagner LLP
                                       420 Lexington Avenue, Suite 2400
                                       New York, New York 10170
                                       Attention: Adam Stein, Esq.
                                       Facsimile: (212) 586-5095


      if to Seller:                    American Benefit Resources, Inc.
                                       81 Main Street, Suite 501
                                       White Plains, New York 10601
                                       Attention: Chief Executive Officer
                                       Facsimile: (914) 328-6678

      with copies to:                  IBF Fund Liquidating, LLC
                                       c/o Kaye Scholer LLP
                                       425 Park Avenue
                                       New York, NY  10022
                                       Attention: Arthur J. Steinberg,
                                       Esq., Manager
                                       Facsimile: (212) 836-8564

                                       and

                                       Kaye Scholer LLP
                                       425 Park Avenue
                                       New York, NY  10022
                                       Attention: Emanuel S. Cherney, Esq.
                                       Facsimile: (212) 836-7152


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

      if to the Escrow Agent:       JPMorgan Chase Bank, N.A.
                                    4 New York Plaza, 21st Floor
                                    New York, NY 10004
                                    Attention: Walter I. Johnson, III.
                                    Facsimile:  (212) 623-6812


All communications hereunder shall be in writing and shall be deemed to be duly given and received:

      (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
      (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or
      (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to clauses (ii) and (iii) of this Section 4.3, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

      Section 4.4 Headings. The bold-faced headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

      Section 4.5 Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Fax copies may be deemed as originals for the purpose of this Escrow Agreement.

      Section 4.6 Applicable Law; Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the laws of New York that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Escrow Agreement, any related document or certificate or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document


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

by U.S. registered mail to such party's respective address set forth in Section
4.3 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section
4.6. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Escrow Agreement, or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

      Section 4.7 Successors and Assigns. The provisions of this Escrow Agreement are binding upon and inure to the benefit of the parties to this Escrow Agreement and their respective successors and assigns, but except as contemplated herein, neither this Escrow Agreement nor any rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, except that Buyer may assign all or any portion of its rights hereunder to one or more of its affiliates and Seller may assign all or any portion of its rights hereunder to IBF; provided that no such assignment shall relieve Buyer or Seller of its obligations hereunder. Notwithstanding anything to the contrary contained in this Escrow Agreement, nothing in this Escrow Agreement, expressed or implied, is intended to confer on any person other than the parties to this Escrow Agreement or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement.

      Section 4.8 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      Section 4.9 Amendment. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      Section 4.10 Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


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

      Section 4.11 Parties in Interest. Except as expressly provided herein, none of the provisions of this Escrow Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

      Section 4.12 Entire Agreement. This Escrow Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

      Section 4.13 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Escrow Agreement or the transactions contemplated hereby.

      Section 4.14 Cooperation. Each of the parties hereto agrees to cooperate fully with the other parties to this Escrow Agreement and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties hereto in order to evidence or reflect the transactions contemplated by this Escrow Agreement and to carry out the intent and purposes of this Escrow Agreement.

      Section 4.15 Force Majeure. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

      Section 4.16 Construction.

            4.16.1 For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            4.16.2 The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

            4.16.3 As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            4.16.4 Except as otherwise indicated, all references in this Escrow Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Escrow Agreement and Exhibits to this Escrow Agreement.



     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties to this Escrow Agreement have caused this
Escrow Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BUYER:

                                    NATIONAL INVESTMENT MANAGERS INC.


                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                    SELLER:

                                    AMERICAN BENEFIT RESOURCES, INC.


                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                    ESCROW AGENT:

                                    JPMORGAN CHASE BANK, N.A.


                                    By:   ____________________________________
                                          Name:
                                          Title:


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

                                   SCHEDULE 1

Effective Date:         November ___, 2005

Name of Buyer:          National Investment Managers Inc.
Buyer Notice Address:   830 Third Avenue, 14th Floor
                        New York, New York 10022
Buyer TIN:
Wiring Instructions:    [To be provided.]

Name of Seller:         American Benefit Resources, Inc.
Seller Notice Address:  81 Main Street, Suite 501
                        White Plains, New York 10601
Seller TIN:             06-1544529
Wiring Instructions:    [To be provided.]

Escrow Deposit:  $800,000.00


Investment:             [specify]

      |_| JPMorgan Chase Bank Money Market Account;
      |_| A trust account with JPMorgan Chase Bank;
      |_| A money market mutual fund, including without limitation the JPMorgan Fund or any other mutual fund for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

      Fund

      |_| Such other investments as Buyer, Seller and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the Buyer and the Seller and accepted by the Escrow Agent.


Escrow Agent notice address:  JPMorgan Chase Bank
                              Worldwide Security Services
                              4 New York Plaza, 21st Floor
                              New York, NY 10004
                              Attention:  Walter I. Johnson, III.
                              Fax No.: 212-623-6812


Escrow Agent's compensation: $2,500 (the "Escrow Fee"). The Escrow Fee will be payable upon execution of this Agreement with no pro-ration for partial years.


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                                   SCHEDULE 2



                     Telephone Number(s) for Call-Backs and
      Person(s) Designated to Confirm Funds Transfer Instructions [2 names are required for each company, one person to authorize a funds transfer, and another person to call back and to confirm the transfer instructions]

If to Buyer:

      Name                    Telephone Number                    Signatures

1. Leonard A. Neuhaus         (212) 355-1547
   ---------------------      --------------------           ------------------

2. Richard E. Stierwalt       (212) 922-2087
   ---------------------      --------------------           ------------------

3.
   ---------------------      --------------------           ------------------

If to Seller:

      Name                    Telephone Number                    Signatures

1. Arthur Steinberg           (212) 836-8564
   ---------------------      --------------------           ------------------

2. Emanuel S. Cherney         (212) 836-7061
   ---------------------      --------------------           ------------------

3.
   ---------------------      --------------------           ------------------

Telephone call-backs shall be made to each Buyer and Seller if joint instructions are required pursuant to this Escrow Agreement.




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